EXHIBIT 99.1

Oil States Announces Second Quarter 2021 Results of Operations

HOUSTON, July 28, 2021 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE: OIS) reported a net loss of $15.3 million, or $0.25 per share, for the second quarter of 2021. Results included non-cash operating lease asset impairment charges of $2.8 million ($2.2 million after-tax, or $0.04 per share), restructuring charges of $2.6 million ($2.0 million after-tax, or $0.03 per share) and non-cash gains on extinguishment of convertible senior notes of $0.4 million ($0.3 million after-tax, or $0.01 per share).

During the second quarter of 2021, the Company generated revenues of $145.7 million and Adjusted Consolidated EBITDA (Note A) of $10.1 million (excluding $2.6 million of restructuring charges). These results compare to revenues of $125.6 million and Adjusted Consolidated EBITDA of $6.1 million reported in the first quarter of 2021 (excluding $3.4 million of severance and restructuring charges).

Second quarter 2021 highlights and corporate actions included:

  Sequentially, consolidated revenues and Adjusted Consolidated EBITDA increased 16% and 64%, respectively
  Offshore/Manufactured Products generated a 27% quarterly revenue increase and a book-to-bill ratio of 0.9x
  Generated cash flow from operations of $22.4 million
  Reduced net debt (defined as total debt less cash) by $17.5 million, including the repayment of $7.0 million of revolver borrowings and the purchase of $6.4 million principal amount of 1.50% convertible senior notes at a discount to par value of 7%
  Received a 2021 Spotlight on New Technology® Award from the Offshore Technology Conference for our Merlin™ Deepsea Mineral Riser System
  Ms. Denise Castillo-Rhodes joined our Board of Directors and Audit Committee

Oil States' President and Chief Executive Officer, Cindy B. Taylor, stated,

"Oil States continues to focus its operations in growth areas where adequate returns can be generated. Non-performing product lines continue to be rationalized leading to a more profitable revenue mix. Sequentially, our consolidated revenues increased 16% and Adjusted Consolidated EBITDA grew 64%, supported by stronger commodity prices and demand for offshore production-related equipment, and greater U.S. well completion activity.

"Revenues in our Offshore/Manufactured Products segment increased 27% from the first quarter of 2021 – driven by a 49% increase in project-driven revenues and higher activity across all other product and service offerings. Adjusted Segment EBITDA for Offshore/Manufactured Products improved $3.5 million sequentially to $10.3 million. Backlog totaled $214 million as of June 30, 2021 with quarterly bookings totaling $65 million, yielding book-to-bill ratios of 0.9x for the second quarter and 1.0x year-to-date.

"Second quarter revenues in our Downhole Technologies segment increased 5% sequentially, driven by higher demand for our proprietary completion and perforating products. Our Downhole Technologies segment reported Adjusted Segment EBITDA of $2.4 million in the second quarter.

"Our Well Site Services segment revenues increased 6% from the prior quarter with Adjusted Segment EBITDA of $5.7 million, reflecting revenue growth and our continued cost reduction initiatives.

"We continue to invest in the development and expansion of technologies to serve new markets and industries. In this regard, we were recently recognized by the Offshore Technology Conference with a 2021 Spotlight on New Technology® Award for our Merlin™ Deepsea Mineral Riser System, highlighting the potential to significantly advance the offshore energy sector's participation in a longer-range energy transition. We look forward to supporting growing demand for future deepsea minerals gathering, which is integral to the development of clean energy technologies.

"Finally, I want to thank Jim Nelson and Bill Van Kleef, who both retired from our Board of Directors in May, for their dedicated service, having provided a combined thirty-two years of leadership and strategic guidance to the Company."

BUSINESS SEGMENT RESULTS

(See Segment Data tables)

Offshore/Manufactured Products

Offshore/Manufactured Products reported revenues of $76.9 million and Adjusted Segment EBITDA (Note B) of $10.3 million in the second quarter of 2021, compared to revenues of $60.6 million and Adjusted Segment EBITDA of $6.8 million reported in the first quarter of 2021. Revenues increased 27% sequentially, driven by the recovery in onshore and offshore customer activity, which benefited each of the segment's product and service offerings. Adjusted Segment EBITDA margin in the second quarter of 2021 was 13% compared to 11% in the first quarter of 2021.

Backlog totaled $214 million as of June 30, 2021, a 5% sequential decrease. Second quarter 2021 bookings totaled $65 million, yielding a book-to-bill ratio of 0.9x.

Downhole Technologies

Downhole Technologies reported revenues of $26.8 million and Adjusted Segment EBITDA of $2.4 million in the second quarter of 2021, compared to revenues of $25.4 million and Adjusted Segment EBITDA of $3.0 million reported in the first quarter of 2021. Adjusted Segment EBITDA margin in the second quarter of 2021 was 9% compared to 12% in the first quarter of 2020.

Well Site Services

Well Site Services reported revenues of $42.1 million and Adjusted Segment EBITDA of $5.7 million in the second quarter of 2021, compared to revenues of $39.6 million and Adjusted Segment EBITDA of $4.0 million reported in the first quarter of 2021. Adjusted Segment EBITDA margin the second quarter of 2021 was 14% compared to 10% in the first quarter of 2021.

Corporate

Corporate expenses in the second quarter of 2021 totaled $8.5 million.

Interest Expense, Net

The Company reported net interest expense of $2.7 million in the second quarter of 2021, which included $0.5 million of non-cash amortization of deferred debt issuance costs.

Income Taxes

The Company recognized an effective tax rate benefit of 17% in the second quarter of 2021, which compared to an effective tax rate benefit of 13% in the first quarter of 2021. The effective tax rate benefit in the first quarter of 2021 included the impact of certain discrete tax items.

Financial Condition

As of June 30, 2021, no borrowings were outstanding under the Company's asset-based revolving credit facility (the "ABL Facility"), compared to $7.0 million outstanding as of March 31, 2021. Cash on-hand totaled $62.7 million as of June 30, 2021, compared to $54.5 million as of March 31, 2021. Liquidity (cash plus borrowing availability) totaled $113.0 million as of June 30, 2021 with amounts available to be drawn under the ABL Facility totaling $50.3 million.

During the second quarter of 2021, the Company purchased $6.4 million principal amount of its outstanding 1.50% convertible senior notes due February 2023 ("2023 Notes") for $6.0 million in cash. Since September 2019, the Company has purchased $174.0 million principal amount of its 2023 Notes for $152.8 million in cash.

The Company's total debt represented 20% of combined total debt and stockholders' equity as of June 30, 2021 and December 31, 2020.

Conference Call Information

The call is scheduled for July 29, 2021 at 10:00 a.m. central daylight time, is being webcast and can be accessed from the Company's website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 771-4371 in the United States or by dialing +1 (847) 585-4405 internationally and using the passcode 50199327. A replay of the conference call will be available one and a half hours after the completion of the call and can be accessed from the Company's website at www.ir.oilstatesintl.com.

About Oil States

Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company's manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".

For more information on the Company, please visit Oil States International's website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices thereof, the cyclical nature of the oil and natural gas industry, the impact of the COVID-19 pandemic on the Company and its customers, the other risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the subsequently filed Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues:
Products	$78,038	$61,445	$82,643	$139,483	$185,623
Services	67,686	64,144	63,602	131,830	180,316
	145,724	125,589	146,245	271,313	365,939

Costs and expenses:
Product costs	63,926	49,463	68,088	113,389	157,834
Service costs	53,706	52,847	59,995	106,553	167,851
Cost of revenues (exclusive of depreciation and amortization expense presented below)(1)	117,632	102,310	128,083	219,942	325,685
Selling, general and administrative expense	22,092	21,225	23,992	43,317	50,116
Depreciation and amortization expense	20,909	21,520	24,646	42,429	51,055
Impairments of goodwill	—	—	—	—	406,056
Impairments of fixed and lease assets	2,794	650	2,992	3,444	8,190
Other operating income, net	(85)	(354)	(134)	(439)	(27)
	163,342	145,351	179,579	308,693	841,075
Operating loss	(17,618)	(19,762)	(33,334)	(37,380)	(475,136)

Interest expense, net	(2,699)	(2,325)	(4,179)	(5,024)	(7,683)
Other income, net(2)	1,820	3,960	5,994	5,780	6,768
Loss before income taxes	(18,497)	(18,127)	(31,519)	(36,624)	(476,051)
Income tax benefit	3,226	2,317	6,893	5,543	46,384
Net loss	$(15,271)	$(15,810)	$(24,626)	$(31,081)	$(429,667)

Net loss per share:
Basic	$(0.25)	$(0.26)	$(0.41)	$(0.52)	$(7.19)
Diluted	$(0.25)	$(0.26)	$(0.41)	$(0.52)	$(7.19)

Weighted average number of common shares outstanding:
Basic	60,317	60,098	59,839	60,207	59,747
Diluted	60,317	60,098	59,839	60,207	59,747

________________

(1) Cost of revenues (exclusive of depreciation and amortization expense) included non-cash inventory impairment charges of $25.2 million ($12.0 million in product costs and $13.3 million in service costs) recognized in the first quarter of 2020.

(2) Other income, net included non-cash gains of $0.4 million and $4.0 million, respectively, in the three and six months ended June 30, 2021 recognized in connection with purchases of $6.4 million and $131.4 million, respectively, principal amount of the 2023 Notes. In the second quarter of 2020, the Company recognized non-cash gains of $4.8 million in connection with the purchases of $12.0 million principal amount of the 2023 Notes.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$62,650	$72,011
Accounts receivable, net	170,424	163,135
Inventories, net	175,049	170,376
Prepaid expenses and other current assets	17,164	18,071
Total current assets	425,287	423,593

Property, plant, and equipment, net	355,405	383,562
Operating lease assets, net	29,093	33,140
Goodwill, net	76,579	76,489
Other intangible assets, net	195,612	205,749
Other noncurrent assets	33,748	29,727
Total assets	$1,115,724	$1,152,260

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$18,231	$17,778
Accounts payable	55,574	46,433
Accrued liabilities	45,388	44,504
Current operating lease liabilities	7,169	7,620
Income taxes payable	2,769	2,413
Deferred revenue	45,210	43,384
Total current liabilities	174,341	162,132

Long-term debt	160,354	165,759
Long-term operating lease liabilities	28,186	29,166
Deferred income taxes	4,860	14,263
Other noncurrent liabilities	26,049	23,309
Total liabilities	393,790	394,629

Stockholders' equity:
Common stock	739	733
Additional paid-in capital	1,101,959	1,122,945
Retained earnings	314,479	329,327
Accumulated other comprehensive loss	(69,754)	(71,385)
Treasury stock	(625,489)	(623,989)
Total stockholders' equity	721,934	757,631
Total liabilities and stockholders' equity	$1,115,724	$1,152,260

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(31,081)	$(429,667)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	42,429	51,055
Impairments of goodwill	—	406,056
Impairments of inventories	—	25,230
Impairments of fixed and lease assets	3,444	8,190
Stock-based compensation expense	4,703	3,257
Amortization of debt discount and deferred financing costs	1,366	4,067
Deferred income tax benefit	(6,834)	(48,738)
Gains on extinguishment of 1.50% convertible senior notes	(4,022)	(4,779)
Gains on disposals of assets	(1,632)	(1,489)
Other, net	375	3,177
Changes in operating assets and liabilities:
Accounts receivable	(6,962)	56,062
Inventories	(4,458)	(4,320)
Accounts payable and accrued liabilities	11,896	(34,227)
Deferred revenue	1,780	5,991
Other operating assets and liabilities, net	2,929	4,266
Net cash flows provided by operating activities	13,933	44,131

Cash flows from investing activities:
Capital expenditures	(7,311)	(8,915)
Proceeds from disposition of property and equipment	3,422	5,418
Other, net	(326)	(301)
Net cash flows used in investing activities	(4,215)	(3,798)

Cash flows from financing activities:
Revolving credit facility borrowings	12,571	72,173
Revolving credit facility repayments	(31,571)	(53,104)
Issuance of 4.75% convertible senior notes	135,000	—
Purchases of 1.50% convertible senior notes	(125,952)	(10,595)
Other debt and finance lease activity, net	119	(165)
Payment of financing costs	(7,779)	(651)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(1,500)	(2,667)
Net cash flows provided by (used in) financing activities	(19,112)	4,991

Effect of exchange rate changes on cash and cash equivalents	33	2
Net change in cash and cash equivalents	(9,361)	45,326
Cash and cash equivalents, beginning of period	72,011	8,493
Cash and cash equivalents, end of period	$62,650	$53,819

Cash paid for:
Interest	$2,256	$3,486
Income taxes, net	920	2,888

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021(2)	March 31, 2021(3)	June 30, 2020(4)	June 30, 2021(5)	June 30, 2020(6)
Revenues:
Offshore/Manufactured Products(1):
Project-driven products	$31,826	$21,374	$51,365	$53,200	$88,153
Short-cycle products	16,030	12,250	11,373	28,280	33,470
Other products and services	29,052	26,985	32,198	56,037	64,485
Total Offshore/Manufactured Products	76,908	60,609	94,936	137,517	186,108
Downhole Technologies	26,760	25,430	14,965	52,190	56,030
Well Site Services	42,056	39,550	36,344	81,606	123,801
Total revenues	$145,724	$125,589	$146,245	$271,313	$365,939

Operating income (loss):
Offshore/Manufactured Products	$4,810	$1,071	$9,419	$5,881	$(86,077)
Downhole Technologies	(2,295)	(1,615)	(11,110)	(3,910)	(203,801)
Well Site Services	(11,590)	(9,853)	(22,920)	(21,443)	(167,874)
Corporate	(8,543)	(9,365)	(8,723)	(17,908)	(17,384)
Total operating loss	$(17,618)	$(19,762)	$(33,334)	$(37,380)	$(475,136)

________________

(1) Disaggregated revenue data is provided to supplement the Segment Data.

(2) Operating income (loss) for the three months ended June 30, 2021 included $0.2 million of restructuring charges related to the Downhole Technologies segment. In the Well Site Services segment, operating income (loss) included non-cash operating lease asset impairment charges of $2.8 million and restructuring charges of $2.4 million.

(3) Operating income (loss) for the three months ended March 31, 2021 included $0.3 million of severance and restructuring charges related to the Offshore/Manufactured Products segment. In the Downhole Technologies segment, operating income (loss) included severance and restructuring charges of $0.3 million. In the Well Site Services segment, operating income (loss) included non-cash fixed asset impairment charges of $0.7 million and severance and restructuring charges of $1.3 million. In Corporate, operating income (loss) included $1.6 million of severance charges.

(4) Operating income (loss) for the three months ended June 30, 2020 included $0.3 million of severance charges in the Offshore/Manufactured Products segment. In the Downhole Technologies segment, operating income (loss) included $1.3 million of severance and restructuring charges. In the Well Site Services segment, operating income (loss) included a non-cash fixed asset impairment charge of $3.0 million and severance and restructuring charges of $3.5 million. In Corporate, operating income (loss) included $0.2 million of severance charges.

(5) Operating income (loss) for the six months ended June 30, 2021 included $0.3 million of severance and restructuring charges related to the Offshore/Manufactured Products segment. In the Downhole Technologies segment, operating income (loss) included severance and restructuring charges of $0.5 million. In the Well Site Services segment, operating income (loss) included non-cash fixed asset and operating lease impairment charges of $3.4 million and severance and restructuring charges of $3.7 million. In Corporate, operating income (loss) included $1.6 million of severance charges.

(6) Operating income (loss) for the six months ended June 30, 2020 included a non-cash goodwill impairment charge of $86.5 million, non-cash inventory charges of $16.2 million and $0.4 million of severance charges related to the Offshore/Manufactured Products segment. In the Downhole Technologies segment, operating income (loss) included a non-cash goodwill impairment charge of $192.5 million and severance and restructuring charges of $1.3 million. In the Well Site Services segment, operating income (loss) included a non-cash goodwill impairment charge of $127.1 million, a non-cash inventory impairment charge of $9.0 million, non-cash fixed asset impairment charges of $8.2 million and severance and restructuring charges of $4.1 million. In Corporate, operating income (loss) included $0.2 million of severance charges.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
SEGMENT EBITDA AND ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Offshore/Manufactured Products:
Operating income (loss)	$4,810	$1,071	$9,419	$5,881	$(86,077)
Depreciation and amortization expense	5,557	5,469	5,476	11,026	11,104
Impairment of goodwill	—	—	—	—	86,500
Impairment of inventories	—	—	—	—	16,249
Other income (expense)	(70)	(62)	113	(132)	289
Segment EBITDA	10,297	6,478	15,008	16,775	28,065
Severance and restructuring charges	—	282	322	282	434
Adjusted Segment EBITDA	$10,297	$6,760	$15,330	$17,057	$28,499

Downhole Technologies:
Operating loss	$(2,295)	$(1,615)	$(11,110)	$(3,910)	$(203,801)
Depreciation and amortization expense	4,521	4,389	5,619	8,910	11,203
Impairment of goodwill	—	—	—	—	192,502
Other expense	—	(2)	(13)	(2)	(90)
Segment EBITDA	2,226	2,772	(5,504)	4,998	(186)
Severance and restructuring charges	203	275	1,315	478	1,315
Adjusted Segment EBITDA	$2,429	$3,047	$(4,189)	$5,476	$1,129

Well Site Services:
Operating loss	$(11,590)	$(9,853)	$(22,920)	$(21,443)	$(167,874)
Depreciation and amortization expense	10,642	11,468	13,368	22,110	28,404
Impairment of goodwill	—	—	—	—	127,054
Impairment of inventories	—	—	—	—	8,981
Impairments of fixed and lease assets	2,794	650	2,992	3,444	8,190
Other income	1,505	387	1,115	1,892	1,790
Segment EBITDA	3,351	2,652	(5,445)	6,003	6,545
Severance and restructuring charges	2,351	1,306	3,544	3,657	4,092
Adjusted Segment EBITDA	$5,702	$3,958	$(1,901)	$9,660	$10,637

Corporate:
Operating loss	$(8,543)	$(9,365)	$(8,723)	$(17,908)	$(17,384)
Depreciation and amortization expense	189	194	183	383	344
EBITDA	(8,354)	(9,171)	(8,540)	(17,525)	(17,040)
Severance charges	—	1,555	216	1,555	216
Adjusted EBITDA	$(8,354)	$(7,616)	$(8,324)	$(15,970)	$(16,824)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
CONSOLIDATED EBITDA AND ADJUSTED CONSOLIDATED EBITDA (A)
(In Thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Net loss	$(15,271)	$(15,810)	$(24,626)	$(31,081)	$(429,667)
Income tax benefit	(3,226)	(2,317)	(6,893)	(5,543)	(46,384)
Depreciation and amortization expense	20,909	21,520	24,646	42,429	51,055
Impairments of goodwill	—	—	—	—	406,056
Impairments of inventories	—	—	—	—	25,230
Impairments of fixed and lease assets	2,794	650	2,992	3,444	8,190
Interest expense, net	2,699	2,325	4,179	5,024	7,683
Gains on extinguishment of 1.50% convertible senior notes	(385)	(3,637)	(4,779)	(4,022)	(4,779)
Consolidated EBITDA	7,520	2,731	(4,481)	10,251	17,384
Severance and restructuring charges	2,554	3,418	5,397	5,972	6,057
Adjusted Consolidated EBITDA	$10,074	$6,149	$916	$16,223	$23,441

________________

(A) The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net loss plus net interest expense, taxes, depreciation and amortization expense, non-cash asset impairment charges, gains on extinguishment of the 2023 Notes and adjustments for certain other items. Consolidated EBITDA and Adjusted Consolidated EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss or cash flow measures prepared in accordance with generally accepted accounting principles or as measures of profitability or liquidity. Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as supplemental disclosures because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Consolidated EBITDA and Adjusted Consolidated EBITDA to net loss, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B) The terms EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, non-cash asset impairment charges, gains on extinguishment of the 2023 Notes and adjustments for certain other items. EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA as a supplemental disclosure because its management believes that EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The tables above set forth reconciliations of EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Company Contact:

Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582
SOURCE: Oil States International, Inc.